UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2010

Mirant Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16107	20-3538156
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1155 Perimeter Center West, Suite 100, Atlanta, Georgia		30338
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 579-5000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Mirant Corporation (the “Company”) was held on Thursday, May 6, 2010, in Atlanta, Georgia. The following matters were submitted to a vote of the Company’s stockholders:

(1) Votes regarding the election of the following persons as directors for a one-year term expiring in 2011 were as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Thomas W. Cason	103,133,898	4,515,429	11,669,616
A.D. (Pete) Correll	94,431,383	13,217,944	11,669,616
Terry G. Dallas	105,350,278	2,299,049	11,669,616
Thomas H. Johnson	100,109,058	7,540,269	11,669,616
John T. Miller	105,349,928	2,299,399	11,669,616
Edward R. Muller	105,026,183	2,623,144	11,669,616
Robert C. Murray	105,347,387	2,301,940	11,669,616
William L. Thacker	94,584,053	13,065,274	11,669,616

There were no abstentions for this item.

(2) Votes regarding ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, were as follows:

FOR	AGAINST	ABSTENTIONS
117,003,021	2,196,856	119,066

There were no broker non-votes for this item.

(3) Votes on a stockholder rights plan originally adopted by the Company’s Board of Directors on March 26, 2009, and amended on February 25, 2010 and April 28, 2010, were as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
94,705,873	12,231,778	711,676	11,669,616

(4) Votes on the approval of the material terms of the performance goals included in the Mirant Corporation 2005 Omnibus Incentive Compensation Plan were as follows:

FOR	AGAINST	ABSTENTIONS
110,430,160	8,131,123	757,660

There were no broker non-votes for this item.

(5) Votes on a stockholder proposal regarding the setting of quantitative goals for reducing total greenhouse gas emissions were as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
36,899,526	59,785,949	10,963,852	11,669,616

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2010

Mirant Corporation

/s/ Angela M. Nagy
Angela M. Nagy
Vice President and Controller
(Principal Accounting Officer)

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